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                                    FORM OF
                             ARTICLES OF AMENDMENT
                               TO THE CHARTER OF
                      FIRST TENNESSEE NATIONAL CORPORATION

                Pursuant to the provisions of Sections 48-16-102, 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

1.      The name of the corporation is First Tennessee National Corporation.

2. The amendment adopted is: Article 10 of the Company's Charter is hereby amended to add thereto, at the end thereof, the following provisions:


        Series __ Preferred Stock

                         1. Designation and Rank. There is hereby designated a series of Preferred Stock which shall be designated as _____% Preferred Stock, Series __ (the "Series __ Preferred Stock"). The maximum number of shares of Series __ Preferred Stock shall be ____________________. Shares of the Series __ Preferred Stock shall have a liquidation preference of ____ per share. The Series __ Preferred Stock shall rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series __ Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Series __ Preferred Stock shall be junior to all outstanding debt of the Company. [The Series __ Preferred Stock shall be senior to the Series __ Preferred Stock as to both payments of dividends and distribution of assets upon liquidation, dissolution and winding up of the Company.] The Series __ Preferred Stock shall be subject to creation of Senior

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        Stock, Parity Stock and Junior Stock to the extent
        not expressly prohibited by the Company's Charter.

                         2. (Noncumulative) (Cumulative) Dividends;
        Priority.

                                 (a)  Payment of Dividends.  The holders of
        record of shares of Series __ Preferred Stock shall be entitled to receive, when, as, and if declared by the Board, out of funds legally available therefor, [noncumulative] [cumulative] cash dividends at the rate of _____% [if variable rate, insert formula] per annum per share, which shall accrue from the original issue date and be payable quarterly in arrears on the first day of _____, _______, ________, _________ in each year, commencing on ____________________, 19__, or, if such day is a non-business day, on the next business day (each of such dates, a "Dividend Payment Date"). Each declared dividend shall be payable to holders of record as they appear on the stock books of the Company at the close of business on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board or a duly authorized committee thereof (each of such dates, a "Record Date"). (Quarterly) dividend periods (each a "Dividend Period") shall commence on and include the first day of ______, ______, ______ and ______ of each year and shall end on and include the date next preceding the next following Dividend Payment Date.

                                 (If noncumulative, insert -- If a dividend on
        the shares of Series ___ Preferred Stock with respect to any Dividend Period is not declared by the Board of Directors of the Company, then the Company shall have no obligation at any time to pay a dividend on the shares of Series ___ Preferred Stock in respect of such Dividend Period.) Holders of the shares of the Series ___ Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of the dividends declared by the Board of Directors as set forth herein.

                                 The amount of dividends payable per share for
        each full Dividend Period shall be computed by dividing by ____ the amount determined by applying the _____% annual dividend rate to the $_____ liquidation preference of such share. Dividends on the Series
        __ Preferred Stock shall accrue day by day. The initial quarterly dividend payable on ____________________, 19__ and the amount of any





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        dividend payable for any other period shorter than a full Dividend
        Period shall be computed on the basis of a (360-day year composed of twelve 30-day months and the actual number of days elapsed in such period).

                                 (b)  Priority as to Dividends.  No full
        dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series __ Preferred Stock for any period unless full dividends for the immediately preceding Dividend Period on the Series __ Preferred Stock (including any accumulation in respect of unpaid dividends from prior Dividend Periods) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series __ Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series __ Preferred Stock, dividends declared upon shares of Series __ Preferred Stock and such other Preferred Stock ranking on a parity as to dividends shall be declared pro rata, so that the amount of dividends declared per share on the Series __ Preferred Stock and such other Preferred Stock shall bear in all cases to each other the same ratio that accrued dividends for the then-current Dividend Period per share on the shares of Series __ Preferred Stock (including any accumulation in respect of unpaid dividends for prior Dividend Periods) and accrued dividends, including required or permitted accumulations, if any, of such other Preferred Stock, bear to each other.

                                 Unless full dividends on the Series __
        Preferred Stock have been declared and paid or set apart for payment for the immediately preceding Dividend Period (including any accumulation in respect of unpaid dividends for prior Dividend Periods)
        (i) no cash dividend or other distribution (other than in shares of Junior Stock) shall be declared or paid or set aside for payment on the Junior Stock, (ii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or any moneys paid to or made available for a sinking fund for the redemption of any shares except by conversion into or exchange for Junior Stock) and (iii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Series __ Preferred Stock or Parity Stock (or any





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        moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series __ Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

                                 The Company shall not permit any subsidiary of
        the Company to purchase or otherwise acquire for consideration any shares of stock of the Company for its own account if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.


                         3.      Redemption.

                          (a) [If optional redemption, insert -- General. The shares of the Series __ Preferred Stock will not be redeemable prior to ____________________, 19__. At any time on or after
        ____________________, 19__, subject to the applicable restrictions set forth in this Section 3 and applicable law, the shares of Series __ Preferred Stock may be redeemed, in whole or in part, at the election of the Company, upon notice as provided in Section 3(b) hereof, by resolution of its Board of Directors, at any time or from time to time, at the redemption price of $____ per share, plus, in each case, an amount equal to all accrued and unpaid dividends to the date fixed for redemption.

                                 If less than all the outstanding shares of
        Series __ Preferred Stock are to be redeemed, the Company will select those to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the redemption date, dividends shall cease to accrue on the shares of Series __ Preferred Stock called for redemption, and they shall be deemed to cease to be outstanding, provided that the redemption price (including any accrued and unpaid dividends to the date fixed for redemption) has been duly paid or provided for.]

                                 [If mandatory redemption, insert -- The
        Company shall redeem, out of funds legally available therefore, on __________, 19__, ___% of all shares of Series __ Preferred Stock that have been issued, less any shares which previously have been redeemed, repurchased or otherwise acquired and are no longer





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        outstanding, at the redemption price of ________ ($___) per share.
        Immediately prior to authorizing or making such redemption with respect to the Series __ Preferred Stock the Company, by resolution of its Board of Directors shall, to the extent funds are legally available therefor, declare a mandatory dividend on the Series __ Preferred Stock payable on redemption date in the amount equal to any accrued and unpaid dividends on the Series __ Preferred Stock as of such date and, if the Company does not have sufficient funds legally available to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of Series __ Preferred Stock required to be redeemed pursuant to this Section 3(a) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Company is able to do so. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (i) dividends on the Series __ Preferred Stock shall continue to accrue, and (ii) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by the Charter.]

                                 [If non-redeemable, insert -- The shares of
        the Series __ Preferred Stock shall not be redeemed by the Company.]

                                 [If optional or mandatory redemption, insert
        -- (b)         Notice of Redemption.  Notice of any redemption, setting
        forth (i) the date and place fixed for said redemption, (ii) the redemption price and (iii) a statement that dividends on the shares of Series __ Preferred Stock to be redeemed will cease to accrue on such redemption date shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to each holder of record of the Series __ Preferred Stock to be redeemed at his address as the same shall appear on the books of the Company. If less than all the shares of the Series __ Preferred Stock owned by such holder are then to be redeemed, the notice shall specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

                                 If such notice of redemption shall have been
        so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company





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        separate and apart from its other funds in trust for the account of the holders of the shares of the Series __ Preferred Stock so to be redeemed (so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the Series __ Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of the Series __ Preferred Stock so called for redemption shall be deemed to be no longer outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series __ Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of their certificates.

                                 However, if such notice of redemption shall
        have been so mailed, and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust for the account of the holders of the shares of the Series __ Preferred Stock to be redeemed (so as to be and continue to be available therefor) with a bank or trust company named in such notice doing business in the City of New York or the State of Tennessee and having capital surplus and undivided profits of at least $50,000,000, thereupon and without awaiting the redemption date, all shares of the Series __ Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of the Series __ Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest, upon surrender (and endorsement or assignment to transfer, if required by the Company) of their certificates.

                                 In case the holders of shares of the Series __
        Preferred Stock which shall have been redeemed shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company





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        shall, upon demand and if permitted by applicable law, pay over to the
        Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest from the date of redemption.]

                                 [(c)]    Status of Shares Redeemed.  Shares of
        Series __ Preferred Stock redeemed, purchased or otherwise acquired for value by the Company, shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Company at any time as shares of any series of Preferred Stock other than as shares of Series __ Preferred Stock.


                         4.      Voting Rights.

                                 (a)  General.  Except [as expressly provided
        hereinafter in this Section, or] as [otherwise] from time to time required by applicable law, the Series __ Preferred Stock shall have [no] voting rights.

                                 [(b)     Voting Rights Upon Dividend Arrears.*
        -- insert if applicable].

                                 [(c) Other Voting Rights.  -- insert if
        applicable.]


                         [5.     No Sinking Fund.  No sinking fund will be
        established for the retirement or redemption of shares of Series __ Preferred Stock.]


                         6.      Liquidation Rights; Priority.

                                 (a)  In the event of any liquidation,
        dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of





         ____________________

         * Subject to modification to comply with applicable law, stock exchange rules and usage for noncumulative preferred stock.]


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        the Series __ Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, $_____ per share plus an amount equal to all accrued and unpaid dividends for prior Dividend Periods, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series __ Preferred Stock with respect to the distribution of assets on liquidation, dissolution or winding up of the Company. After payment of the full amount of the liquidation preference, the holders of shares of the Series __ Preferred Stock shall not be entitled to any further participation.

                                 (b)  [Nothing contained in this Section 6
        shall be deemed to prevent redemption of shares of the Series __ Preferred Stock by the Company in the manner provided in Section 3.] Neither the merger nor consolidation of the Company into or with any other company, nor the merger or consolidation of any other company into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this
        Section 6.

                                 (c)  Written notice of any voluntary or
        involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series __ Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

                                 (d)  If the amounts available for distribution
        with respect to the Series __ Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series __ Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series __ Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled.





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                    [7.  Conversion. -- insert conversion provisions if
        applicable.]

3. The amendment was duly adopted by a resolution of the Board of Directors on _____ __, 19__. Pursuant to Section 48-16-102 of the Tennessee Business Corporation Act, no shareholder action was required for the adoption of the amendment.

4.      The amendment is effective when filed by the Secretary of State


                                           FIRST TENNESSEE NATIONAL
                                           CORPORATION


                                           By:
                                               ----------------------------
                                               [Name and Title]

Date:





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